UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2014

GOLD AND GEMSTONE MINING INC.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54700

(Commission File Number)

98-0642269

(IRS Employer Identification No.)

4020 N MacArthur Blvd Suite 122, Irving, Texas 75038

(Address of principal executive offices and Zip Code)

972-655-9870

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

At a meeting held on June 2nd, 2014, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Gold and Gemstone Mining, Inc. (the “Company”) took the following actions with regard to certain compensatory arrangements for certain of the Company’s senior management personnel, including its Executive Officers, in accordance with its 2014 Fiscal Year Award Program for Executive Officers (the “2014 Program”).

Item 11. Executive Compensation

Pursuant to Item 402(a)(5) of Regulation S-K, we have include the table and columns to compensation to be awarded to, earned by, paid to these individuals.

None of our directors or executive officers has received any compensation from our company in the last two fiscal years.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary (1)		Bonus (2)		Stock Awards (3)	Option Awards (3)		All Other Compensation (4)		Total
Rafael A Pinedo	2014		$120,000		$500,000	$--		$1,982,925	$	Null		$2,602,925
President and CEO	2013	$	Null	$	Null	$--	$	Null	$	Null	$	Null
Ivan Mondragon	2014		$30,000		$150,000	$--		$60,500	$	Null		$240,500
Vice President Mexico Operations	2013	$	Null	$	Null	$--	$	Null	$	Null	$	Null
Eduardo Salinas F	2014		$30,000		$350,000	$--	$	Null	$	Null		$380,000
Vice President and CFO	2013	$	Null	$	Null	$--	$	Null	$	Null	$	Null

Name and Position	Award

Rafael A Pinedo, President and CEO	$2,602,925

Ivan Mondragon, Vice President, GM Mexico Operations	$240,500

Eduardo Salinas F, Vice President and Chief Financial Officer	$380,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AND GEMSTONE MINING INC.

/s/ Rafael A. Pinedo

Rafael A. Pinedo

President and Director

Date: Jun 5th, 2014

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